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                                                                   EXHIBIT 10.17
February 23, 1996

To: International Lease Finance Corporation
1999, Avenue of the Stars
Los Angeles
CALIFORNIA


                             LETTER AGREEMENT NO. 1


Dear Sirs,

Reference is made to a certain Amendment No. 3 to the A319 Purchase Agreement dated December 10, 1992, Amendment No. 14 to the A320 Purchase Agreement dated November 10, 1988, and Amendment No. 10 to the A321 Purchase Agreement dated February 14, 1990, all three Amendments being dated February 23, 1996 (together the "Amendments").

In consideration of the order for twelve (12) firm and three (3) optional Airbus narrowbody aircraft as set forth in the Amendments (the "Incremental Order"), AVSA and ILFC agree to the following arrangements, which shall be effective upon, part of and subject to execution of the Amendments.


 1.  *

1.1  *


* PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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     *


1.2  *


1.3  *


1.4  *


2.   *

     *


* PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                       2
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     *


3.   *

     *


4.   *

     *


5.   *

5.1  *


* PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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     *


5.2  *

5.3  *


6.   *

     *


7. Collateralisation of Predelivery Payments
   -----------------------------------------

   The parties acknowledge that AVSA currently holds predelivery payments from ILFC under various aircraft purchase agreements between the parties, and that the amount of predelivery payments will vary from time to time as aircraft are delivered and/or more delivery payments are made. ILFC hereby pledges that, in the event ILFC should fail to make on its due date any material payment owing under any existing purchase agreement (with due regard to any grace period that may exist under such agreement),


* PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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   AVSA may apply any amount of any predelivery payment ot then holds with respect to any aircraft to compensate for damages AVSA may suffer as a result of ILFC's failure to make such payment in a timely manner. The utilization of prior predelivery payments to compensate for damages will not serve as a cure of the default for failure to make timely payment. Further, a default will consequently also then exist with respect to the aircraft whose predelivery payment(s) may have been utilized as compensation for damages. Such damages may include but not be limited to interest on moneys due and storage, reconfiguration or remarketing of aircraft.

   This unrestricted right is without prejudice, and in addition, to any other rights AVSA may have in the event of such default by ILFC. This specific right shall expire upon due payment by ILFC to AVSA of the predelivery payment due 24 months prior to delivery of the last Incremental Aircraft ordered pursuant to the Amendments.

8. *

   *


9. Confidentiality
   ---------------

   Subject to any legal or governmental requirements of disclosure, the parties (which for this purpose shall include their employees, agents and advisors) shall maintain the terms and conditions of this Letter Agreement and any reports or other data furnished hereunder strictly confidential. Without limiting the generality of the foregoing, the ILFC shall use its best efforts to limit the disclosure of the contents of this Letter Agreement, to the extent legally permissible, in any filing that ILFC is required to make with any governmental agency, and the ILFC shall make all applications that may be necessary to implement the foregoing. ILFC and AVSA shall consult with each other prior to making any public disclosure, otherwise permitted hereunder, of this Letter Agreement or the terms and conditions thereof. The provisions of this Paragraph 9 shall survive any termination of this Letter Agreement.


* PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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10.  Jurisdiction
     ------------

     THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PERFORMANCE OF THIS LETTER AGREEMENT SHALL BE DETERMINED ALSO IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     ANY DISPUTE ARISING HEREUNDER SHALL BE REFERRED TO THE FEDERAL OR STATE COURTS LOCATED IN NEW YORK CITY, NEW YORK, AND EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO AND ACCEPTS SUCH JURISDICTION. THE UNITED NATIONS CONVENTION ON THE INTERNATIONAL SALE OF GOODS SHALL NOT APPLY TO THIS LETTER AGREEMENT.

The existing agreements between AVSA and ILFC shall be deemed amended to the extent herein provided, and, except as specifically amended hereby, shall continue in full force and effect in accordance with their original terms. All capitalized terms not otherwise defined herein shall have the meanings provided for in the existing agreements.

If the foregoing correctly set forth our understanding, please executve this Amendment in the space provided below, whereupon this Amendment shall constitute part of the Agreement.


   Agreed and Accepted            Yours sincerely,


   INTERNATIONAL LEASE                      AVSA, S.A.R.L.
   FINANCE CORPORATION



   By:   /s/  R.G. Duncan         By:   /s/ Mario Schuler
        --------------------           --------------------------
        R.G. Duncan
   Its: Senior Vice President    Its:  Director Sales Leasing
                                       Market Division

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